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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-170001) and Form S-8 (Nos. 333-182638, 333-168459, 333-162764, 333-162763, 333-155352, 333-148455, 333-148454, 333-136937, 333-132248, 333-126225, 333-124210, 333-118065, 333-106388, 333-101908, 333-99739, 333-60168, 333-60152, 333-54140, 333-49522, 333-32178, 333-65385, 333-65383, and 333-25707) of Cubist Pharmaceuticals, Inc. of our report dated February 27, 2013, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Boston, Massachusetts February 27, 2013

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  Exhibit 23.1